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                                                                   EXHIBIT 12.2


                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        PURSUANT TO THE SUPPORT AGREEMENT
                         BETWEEN THE COMPANY AND PACCAR
                             (Thousands of Dollars)

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                                                                                                 Nine Months Ended
                                                                                                   September 30
                                                                                           1999                     1998
                                                                                      ----------------------------------------
FIXED CHARGES
Interest expense                                                                      $       98,290           $       82,774
Facility and equipment rental                                                                    709                      688
                                                                                      ----------------------------------------

TOTAL FIXED CHARGES                                                                   $       98,999           $       83,462
                                                                                      ========================================


EARNINGS
Income before taxes                                                                   $       40,091           $       35,944
Depreciation                                                                                   4,763                    5,077
                                                                                      ----------------------------------------

                                                                                              44,854                   41,021
Fixed charges                                                                                 98,999                   83,462
                                                                                      ----------------------------------------

EARNINGS AS DEFINED                                                                   $      143,853           $      124,483
                                                                                      ========================================

RATIO OF EARNINGS TO FIXED CHARGES                                                             1.45x                    1.49x

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